UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 12, 2012

CRIMSON EXPLORATION INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices)

(713) 236-7400
(Registrant’s telephone number, including area code)

_____________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 12, 2012, Crimson Exploration Inc. issued a press release announcing continued Woodbine and Eagle Ford success and providing operational and second quarter production updates.  A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 2.02 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated July 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC.

Date: July 12, 2012	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated July 12, 2012

EXHIBIT 99.1
Crimson Exploration Inc. Announces Continued Woodbine and Eagle Ford Success, Provides Operational Update and Second Quarter Production
Houston, TX – (BUSINESS WIRE) – July 12, 2012 - Crimson Exploration Inc. (NasdaqGM: CXPO) announces today continued success in its Woodbine and Karnes County Eagle Ford  programs, provides an operational update on its Liberty and Zavala County activity, and reports second quarter production ratio of 46% crude oil and liquids.

Madison and Grimes County, Texas

Crimson has approximately 18,500 net acres in Madison and Grimes counties, Texas, covering three areas the Company refers to as Force, Iola-Grimes, and Chalktown where it has been actively developing the Woodbine. The oil potential in all three areas has been confirmed by production tests. The Woodbine section in each of these areas has slightly different characteristics, including different sand lobes within the overall Woodbine section and it is expected that more than one well will be required in each area to optimize the best landing point and completion practices required to maximize production and recovery. Crimson is very encouraged by the results to date and confident that this area will deliver a multi-year inventory of impactful and superior rate of return oil projects which will contribute significantly to Crimson’s growth story.

Crimson estimates there are approximately 115 net potential drilling locations in its Woodbine acreage based on 160 acre spacing.  Assuming Crimson’s average type curve EUR of 400 Mboe (90% oil and natural gas liquids) per location, total net potential in its Woodbine acreage is over 34 Mmboe, which represents more than five times Crimson’s net liquids reserves booked at year-end 2011.

In addition to the Woodbine activity, there is ongoing development by multiple operators surrounding Crimson’s acreage position within the Eagle Ford, Georgetown, Buda, and Glen Rose formations, all utilizing the same horizontal and multi-frac completion technology employed in the Woodbine.

In the Eagle Ford, recent wells drilled in adjacent Brazos, Robertson, and Leon counties have had IP’s in excess of 600 bopd.  The Eagle Ford section across Crimson’s acreage position has similar reservoir characteristics, thickness, porosity, resistivity, and shows in existing wells. Assuming development on 80 acre spacing, the Eagle Ford could potentially add up to an additional 230 locations and 68 Mmboe of net potential to Crimson’s position.

The Georgetown was recently tested by an offset operator adjacent to Crimson’s Force acreage at an IP of over 700 bopd. The Georgetown is a 300’ thick carbonate section that has historically produced from both vertical and horizontal open-hole completions.  The use of horizontal multi-frac completions potentially changes the Georgetown from a statistical play to a repeatable resource opportunity. Assuming development on 320 acre spacing, the Georgetown could potentially add up to an additional 58 locations and 17 Mmboe of net potential to Crimson’s position.

The evolution of the Buda Lime is very similar to that of the Georgetown, where recent wells employing horizontal multi-frac technology have resulted in IP’s of over 600 bopd. This technology potentially changes the Buda from a statistical play to a repeatable resource opportunity. Assuming development on 320 acre spacing, the Buda could potentially add up to an additional 58 locations and 17 Mmboe net potential to Crimson’s position.

Force Area – Madison County (approximately 5,750 net acres)

Since January 2009, over 50 wells have been completed in the Madisonville-West Field (Force area) using modern horizontal drilling and fracture stimulation completion techniques.  These wells have targeted the same Woodbine sand that Crimson is developing in the Force area and have had average initial potential tests of approximately 600 bopd. Crimson’s type curve for the Force area, which considers lateral length and the perf and plug completion technique, uses an IP of approximately 800 bopd and an EUR of 400,000 barrels of oil equivalent to generate an IRR of greater than 80% at current oil prices. Crimson’s first two producing wells in the Force area have had an average IP of over 900 bopd. Based on these results, Crimson considers the Force area to be substantially de-risked.

•	Mosley #1H (84.3% WI): Crimson’s first horizontal Woodbine oil well in the Force area has produced a cumulative 128 Mboe in its first four months of production.

•	Pavelock #1H (2.7% WI): Produced a cumulative 80 Mboe in its first 70 days of production.

•
Grace Hall #1H (82.5% WI):  Successfully completed and turned to production in early June at a gross initial production rate of 1,080 Boepd, or 884 barrels of oil, 61 barrels of natural gas liquids and 809 mcf of natural gas. The well was drilled to a total measured depth of 15,900 feet, including a 7,200 foot lateral, and was completed using 26 stages of fracture stimulation.

•
Payne #1H (92.1% WI):  Has completed drilling operations reaching a total measured depth of 16,130 feet, including a 7,460 foot lateral. Completion operations have begun with production anticipated to begin in August.

Iola-Grimes Area – Grimes County (approximately 7,650 net acres)

The Iola-Grimes area is an active development in northwest Grimes County testing a stratigraphically older Woodbine sand not present in the Force area. The nearest offset horizontal well to produce from this Woodbine objective is approximately one mile northwest of the A. Yates #1H and has produced 179,000 barrels of oil in 10 months. The Yates success and successful delineation by the Covington-Upchurch well will substantially de-risk the Iola-Grimes area.

•
A. Yates (50.0% WI): Successfully completed and turned to production in early July at a gross initial production rate of 472 Boepd, or 397 barrels of oil, 32 barrels of natural gas liquids and 322 mcf of natural gas. The well was drilled to a total measured depth of 15,320 feet, including a 6,065 foot lateral, and was completed using 22 stages of fracture stimulation. The well continues to clean up.

•
Covington-Upchurch #1H (67.8% WI): Recently commenced drilling operations and is currently drilling at 4,200 feet towards a total measured depth of 15,500 feet, including a 6,000 foot lateral. This well replaces the previously disclosed Stuckey #1H well, which is now expected to be drilled at a later date.

Chalktown Area – Madison County (approximately 5,100 net acres)

The Chalktown area tests the Lewisville Sand, which is a lower Woodbine objective that has produced from vertical wells in the immediate area. Crimson has drilled and completed the Vick Trust #1H well (75% WI) which appears to be producing extraneous water, possibly in communication with a natural fracture. Crimson has been working to identify the source of the water within the wellbore so that those sections can be isolated in order to shut off the water production and better test the oil potential in this area.  Initial production has indicated an oil-weighted reservoir and further results will be released once these issues are addressed and evaluated.

•
Vick Trust #1H (75.0% WI): Drilled to a total measured depth of 14,660 feet, including a 5,760 foot lateral, and completed using 21 stages of fracture stimulation. Production rate to date has been as high as 225 Boepd, or 140 barrels of oil, 38 barrels of natural gas liquids, and 285 mcf of natural gas.

Allan D. Keel, President and Chief Executive Officer, commented, “Crimson is pleased to announce the continued success of our Woodbine program and believe that our results provide the data points necessary to validate our acreage position in Madison and Grimes counties where we have over 18,500 net acres that includes 115 drilling locations in the Woodbine, and potentially as many as 346 additional locations in the Eagle Ford, Georgetown, and Buda formations.”

Mr. Keel continues, “Given the scale of our leasehold position we are confident that this area will generate significant value for the shareholders.  Permitting and new well activity has increased dramatically in Madison and Grimes counties in recent months due to the liquids-rich characteristics of the multiple underlying formations and the ability to attain premium oil price realizations due to access to the Gulf Coast markets. We are very encouraged by the results to date and will continue to monitor new well activity to develop the best practices needed to maximize performance.”

Karnes County Eagle Ford Activity

•
Glasscock B #1H (90.7% WI): Successfully completed and turned to production in May at a gross initial production rate of 685 Boepd, or 545 barrels of oil, 70 barrels of natural gas liquids and 422 mcf of natural gas, on a 12/64th choke and 2,107 psi of tubing pressure.  The well was drilled to a total measured depth of 15,295 feet, including a 4,380 foot lateral (approximately 1,080 feet shorter than our average Karnes County lateral due to lease configuration limitations), and was completed using 14 stages of fracture stimulation.  Crimson has two more primary locations on 120 acre spacing that will likely be drilled in 2013, and is closely monitoring the ongoing success of downspacing activity by an offset operator for a possible downspace strategy for another nine to ten wells in the future.

Zavala County Eagle Ford Activity

•
KM Ranch #2H (50.0% WI): Crimson anticipates commencing completion operations during the middle part of the third quarter. As previously disclosed, Crimson delayed completing this well in order to further understand optimal completion techniques being developed by other area operators. One offset operator recently completed two Eagle Ford wells with initial production rates of over 900 and 1,400 boepd. Additionally, immediately adjacent to the Booth-Tortuga area where Crimson drilled the Beeler #1H well, three horizontal wells have been drilled into the Buda formation by a private company. Crimson will monitor the progress of these wells and determine a development plan for this potential resource in late 2012 or early 2013.

Liberty County Activity

•
Catherine Henderson A-6 ST (60.8% WI): Successfully sidetracked to a measured depth of 12,940 feet. Completion operations in the Upper Cook Mountain sand will begin in a few weeks with first production expected in August. The original well was lost due to mechanical problems and last produced in January 2012 at a gross rate of 8 Mmcfepd.

Second Quarter Production Update

Production for the second quarter of 2012 was approximately 3.7 Bcfe, or 40,432 Mcfe per day, achieving the upper range of production guidance of 38,000 – 41,000 Mcfe per day. Crude oil and natural gas liquids production averaged 46% for the second quarter, up 8% over the first quarter of 2012, and up 20% from the prior year quarter. In the past year, Crimson has successfully transitioned production from a natural gas weighted profile to a current production profile of an approximate 50/50 balance between crude oil and natural gas liquids and natural gas.

Crimson Exploration is a Houston, TX-based independent energy company engaged in the acquisition, development, exploitation and production of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States.  The Company owns and operates conventional properties in Texas, Louisiana, Colorado and Mississippi, including approximately 18,500 net acres in Madison and Grimes counties in Southeast Texas, approximately 8,200 net acres in the Eagle Ford Shale in South Texas, approximately 11,000 net acres in the Denver Julesburg Basin of Colorado, and approximately 5,700 net acres in the Haynesville Shale, Mid-Bossier, and James Lime plays in San Augustine and Sabine counties in East Texas.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”) and applicable securities laws. Such statements include those concerning Crimson’s strategic plans, expectations and objectives for future operations. All statements included in this press release that address activities, events or developments that Crimson expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions Crimson made based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Crimson’s control. Statements regarding future production, revenue, cash flow operating results,  leverage, drilling rigs operating, drilling locations, funding, derivative transactions, pricing, operating costs and capital spending, tax rates, and descriptions of our development plans are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, commodity price changes, inflation or lack of availability of goods and services, environmental risks, the proximity to and capacity of transportation facilities, the timing of planned capital expenditures, uncertainties in estimating reserves and forecasting production results, operating and drilling risks, regulatory changes and the potential lack of capital resources. All forward-looking statements are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K for the year ended December 31, 2011, and subsequent filings for a further discussion of these risks. Existing and prospective investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

This press release includes certain estimates of proved, probable and possible reserves that have not been prepared in accordance with SEC pricing guidelines. Other estimates of hydrocarbon quantities included herein may not comport with specific definitions of reserves under SEC rules and cannot be disclosed in SEC filings. These estimates have been prepared by the Company and are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company.

Contact:
Crimson Exploration Inc.
E. Joseph Grady, 713-236-7400
Senior Vice President and Chief Financial Officer
or
Josh Wannarka, 713-236-7400
Manager of Investor Relations and FP&A